SECURITIES AND EXCHANGE COMMISSION
    Washington, DC 20549
         FORM 8-K
      CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      September 20, 2001
(Date of earliest event reported)  (September 20, 2001)

          CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)      Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)



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Item 5.  Other Events

On September 20, 2001, the Registrant issued the following press release:

CTC Introduces its On-Net Dial Tone Voice Service Offerings in New
Hampshire

-CTC Packet Based Dial Tone and Voice Services Now Available to all New Hampshire Customers-
Waltham, MA, September 20, 2001-CTC Communications (NASDAQ NM: CPTL)- announced that it has successfully completed all required interconnection and obtained the certifications necessary to offer on-net dial tone and voice services in New Hampshire. The Company is now offering these services on a commercial basis to New Hampshire customers.

New Hampshire is the third marketplace where CTC is offering packet-based dial tone and voice services. The Company will progressively implement these services, on an area by area basis, across its Northeast and Mid-Atlantic states operating area. New Hampshire will be followed by Rhode Island, Maine and New York with the remaining states anticipated to complete progressively through the first quarter 2002.

Dial tone, local voice services and switched long distance services are provided on the Company's packet based PowerPathSM Network utilizing a softswitch. The softswitch processes and connects voice calls within the PowerPathSM Network as well between the PowerPathSM Network and the Public Switched Telephone Network. On-net customers can place and receive voice calls to and from any person served by any carrier in the world, whether located next door or continents away. The Company currently has over 100 customers utilizing softswitch based voice services.

Robert Fabbricatore, CTC's Chairman and CEO stated, "CTC currently provides dedicated long distance voice, data and Internet services to customers on its PowerPathSM network, which represents about half of our customer's telecommunications spend. As we progressively implement on-net dial tone local voice services across our operating area, 100% of our resale customer telecommunications spend becomes eligible to move to our network at a 50% plus, incremental margin to the Company. Although on-net dial tone local voice services are not necessary for the Company to attain positive EBITDA in this year's December quarter, they are a major on-net revenue and margin opportunity which will grow progressively as we make these services available across our operating area. Local dial tone voice services are the final step in our business plan and establish our packet-based network as a lower cost, 100% replacement for today's legacy voice, data and hybrid networks."

About CTC Communications
CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. CTC was managing more than 535,000 access lines as of June 30, 2001.
CTC's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast. CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including dial tone local voice services implementation, the attainment of EBITDA positive results, improved margins and existing resale customer movement to the network. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

Contact: John Pittenger
EVP and Chief Financial Officer
CTC Communications
781-466-1302 (t)
pitt@ctcnet.com (e)
www.ctcnet.com


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on September 20, 2001
                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration